UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

October 15, 2026

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Waterford District Drive, Miami, Florida 33126

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.10	LEN	New York Stock Exchange
Class B Common Stock, par value $.10	LEN.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 15, 2026, Lennar Corporation (the “Company”) settled its offering of (i) $300 million aggregate principal amount of the Company’s 5.700% Senior Notes due 2029 (the “2029 Notes”) and (ii) $300 million aggregate principal amount of the Company’s 5.950% Senior Notes due 2032 (the “2032 Notes” and together with the 2029 Notes, the “Notes”). The Notes are guaranteed by certain direct or indirect wholly owned subsidiaries of the Company (the “Guarantors”) listed on Schedule II of the underwriting agreement (the “Underwriting Agreement”) dated as of October 13, 2026 among the Company, the Guarantors and BBVA Securities Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell the Notes. The Company intends to use the net proceeds of the Notes offering for general corporate purposes.

The Notes were issued pursuant to the terms of an Indenture, dated as of December 31, 1997, as supplemented by the Sixteenth Supplemental Indenture, dated as of October 15, 2026 (the “Sixteenth Supplemental Indenture”) and the Seventeenth Supplemental Indenture, dated as of October 15, 2026 (the “Seventeenth Supplemental Indenture”), in each case, among the Company, the Guarantors and The Bank of New York Mellon, as trustee. The offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-3, File No. 333-294985 filed with the U.S. Securities and Exchange Commission (the “SEC”).

The relevant terms of the Notes, the Sixteenth Supplemental Indenture and the Seventeenth Supplemental Indenture are further described under the caption “Description of Notes” in the prospectus supplement dated as of October 13, 2026, filed with the SEC by the Company on October 14, 2026. Such description is incorporated in this Item 8.01 by reference. The Sixteenth Supplemental Indenture and the Seventeenth Supplemental Indenture (in each case, including the form of the Notes and the guarantees) are filed as Exhibits 4.1-4.6 to this Current Report on Form 8-K and incorporated herein by reference. The description of the Notes, the Sixteenth Supplemental Indenture and the Seventeenth Supplemental Indenture in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Sixteenth Supplemental Indenture and the Seventeenth Supplemental Indenture, as applicable (in each case, including the form of the Notes).

The opinion of Cleary Gottlieb Steen & Hamilton LLP, relating to the validity of the Notes and the guarantees offered and sold pursuant to the Underwriting Agreement, is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document

1.1	Underwriting Agreement, dated as of October 13, 2026, among the Company, the Guarantors and BBVA Securities Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC as representatives of the several underwriters named therein.

4.1	Sixteenth Supplemental Indenture, dated as of October 15, 2026, among the Company, the Guarantors and The Bank of New York Mellon, as trustee.

4.2	Form of Global Note for the 2029 Notes (included in Exhibit 4.1).

4.3	Form of Guarantee for the 2029 Notes (included in Exhibit 4.1).

4.4	Seventeenth Supplemental Indenture, dated as of October 15, 2026, among the Company, the Guarantors and The Bank of New York Mellon, as trustee.

4.5	Form of Global Note for the 2032 Notes (included in Exhibit 4.4).

4.6	Form of Guarantee for the 2032 Notes (included in Exhibit 4.4).

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2026	Lennar Corporation

	By:	/s/ Diane Bessette
	Name:	Diane Bessette
	Title:	Vice President and Chief Financial Officer